UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Centerview Drive Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

(703) 708-1400

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Engility Holdings, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on May 28, 2013 for the sole purpose of disclosing the decision as to the frequency with which it will conduct future advisory votes on the compensation of the Company’s named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, the Company held its Annual Meeting of Stockholders on May 23, 2013 (the “Annual Meeting”). In its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2013, the Company reported the results of the voting at the Annual Meeting, including the approval by its stockholders, on an advisory basis, of the Board of Directors’ recommendation to hold an advisory vote on the compensation of the Company’s named executive officers every year.

Consistent with the stockholders’ advisory vote, the Company has determined that the Company will hold future stockholder advisory votes on the executive compensation paid to its named executive officers on an annual basis until the next vote on the frequency of such vote is conducted or until the Board of Directors determines that a different frequency of such votes is in the best interests of the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: October 2, 2013	By:	/s/ Thomas O. Miiller
	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel and Corporate Secretary